SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust (the "Trust"), hereby certifies, to the best of his or her knowledge, that the Trust's Report on Form N-CSR for the period ended March 31, 2018  (the "Report") fully complies with the  requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Trust.

Dated:	June 6, 2018

Name:	/s/ David A. Bogaert
David A. Bogaert
Title:	President and Principal Executive Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a  separate  disclosure document.

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust (the "Trust"), hereby certifies, to the best of his or her knowledge, that the Trust's Report on Form N-CSR for the period ended March 31, 2018 (the "Report") fully complies with the  requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Trust.

Dated:	June 6, 2018

Name:	/s/ Karen Shupe
Karen Shupe
Title:	Treasurer and Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not  being  filed as a part of the  Report  or as a  separate  disclosure document.